UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2007

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard

Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective February 21, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Papa John’s International, Inc. (the “Company”) approved payments pursuant to the Company’s short-term incentive compensation program to certain named executive officers and certain other officers of the Company, upon certification by the Committee that the performance goals as established under the program for 2006 had been met. The Committee has approved the following payments to the Company’s named executive officers:

Name and Principal Position	2006 Payment

John H. Schnatter
Executive Chairman	$305,390

Nigel Travis
Chief Executive Officer and President	$552,216

J. David Flanery
Senior Vice President and Chief Financial Officer	$156,256

William M. Van Epps
President, USA	$274,519

Charles W. Schnatter
Senior Vice President and Chief Development Officer	$138,222

Also effective February 21, 2007, the Committee approved that the performance metrics for the Company’s 2007 short-term incentive compensation  program would remain as the same performance metrics for 2006.  A summary of the Company’s short-term incentive compensation program is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
10.1	Summary of Short-Term Incentive Compensation Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: February 27, 2007	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer